UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2009

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 22, 2009, ULURU Inc., a Nevada corporation (the “Company”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with York Pharma plc, a public limited company incorporated under the laws of England and Wales (“York”), pursuant to which the Company agreed, in exchange for a payment of $250,000 (the “Partial Payment”), to forbear, for a period of no more than seven days (the “Forbearance Period”), from exercising its rights and remedies under (a) that certain Note Purchase Agreement, dated as of March 31, 2009, between the Company and York and (b) certain documents contemplated thereby (collectively, the “Loan Documents”), in each case with respect to York’s inability to pay to the Company on July 22, 2009 the full amount of all principal and accrued but unpaid interest due to the Company on such date pursuant to the terms of the Loan Documents.  In accordance with the terms of the Forbearance Agreement, the Partial Payment was applied by the Company to satisfy first (i) any and all accrued but unpaid interest due to the Company under the terms of the Loan Documents and then (ii) to reduce the aggregate principal amount owing to the Company under the terms of the Loan Documents. Accordingly, immediately after receiving the Partial Payment, the aggregate principal amount payable to the Company under the Loan Documents was reduced to $774,246.58 (the “Reduced Principal Amount”) and there was no accrued or unpaid interest payable to the Company under the Loan Documents.  The Forbearance Agreement provides that the Reduced Principal Amount will accrue interest at an increased rate of 14% per annum.  The preceding description is qualified in its entirety by reference to the Forbearance Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On July 24, 2009, the Company assigned all of its interest in and to its rights, benefits and obligations under the Loan Documents to an unrelated third party (the “Buyer”) in exchange for a cash payment from the Buyer equal to the full Reduced Principal Amount plus all accrued but unpaid interest payable by York under the Loan Documents.  As a result of such assignment, the Company no longer has any interest in the Loan Documents.

A copy of a press release issued by the Company regarding the items described above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 27, 2009, the Company issued a press release announcing that the Company no longer intends to make a takeover offer for York.  A copy of this press release is furnished as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Forbearance Agreement, dated July 22, 2009, by and between the Company and York Pharma plc

99.1	Press Release, dated July 27, 2009, announcing state of York Pharma plc note receivable

99.2	Press Release, dated July 27, 2009, announcing intention not to make an offer for York Pharma plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: July 27, 2009	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Forbearance Agreement, dated July 22, 2009, by and between the Company and York Pharma plc

99.1	Press Release, dated July 27, 2009, announcing state of York Pharma plc note receivable

99.2	Press Release, dated July 27, 2009, announcing intention not to make an offer for York Pharma plc